SEVENTH AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS SEVENTH AMENDMENT (this “Amendment”), effective as of the last date in the signature block (the “Effective Date”), to the Amended and Restated Transfer Agent Servicing Agreement, as amended, is made and entered into by and between BROWN ADVISORY FUNDS, a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Transfer Agent Servicing Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the Brown Advisory - WMC Japan Equity Fund, and to remove the Brown Advisory Equity Income Fund and Brown Advisory Total Return Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

    NOW, THEREFORE, the parties agree to amend the Agreement as following:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

BROWN ADVISORY FUNDS             U.S. BANCORP FUND SERVICES, LLC

By: _/s/ Brett Rogers_______________        By: __/s/ Gregory Farley_______________

Name:__Brett Rogers__________________        Name: __Gregory Farley______________

Title:___Chief Compliance Officer____            Title: ___Sr. Vice President_____________

Date: ___08/23/2024________________            Date: __August 26, 2024______________

Exhibit A

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund
Brown Advisory Sustainable Small-Cap Core Fund
Brown Advisory Sustainable International Leaders Fund
Brown Advisory Sustainable Value Fund
Brown Advisory - WMC Japan Equity Fund
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